UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 333-119742

Date of Report: December 18, 2009

TINTIC GOLD MINING COMPANY
(Exact name of registrant as specified in its charter)
Nevada	87-0448400
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1288 Jigao Road, Minbei Industrial District, Minhang, Shanghai, P.R. China
(Address of principal executive offices)	(Zip Code)

86-21-62965657
(Registrant’s telephone number including area code)
3131 Teton Drive, Salt Lake City, UT 84109 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreement

Item 3.02

Unregistered Sale of Equity Securities

Item 5.01

Change in Control of Registrant

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 30, 2009 the Registrant entered into a Put and Call Agreement with George Christopoulos, Hugh Coltharp, Jack Coombs and John Michael Coombs (collectively, the “Selling Shareholders”).  The Put and Call Agreement provides that the Selling Shareholders may opt to purchase or the Registrant may opt to sell certain mining claims owned by the Registrant.  The options may be exercised after the Registrant has acquired an operating business.  In consideration of those mining claims, the Selling Shareholders shall waive the debts owned by the Registrant to them.

On December 18, 2009 the Selling Shareholders surrendered 270,584 shares of the Registrant’s common stock to the Registrant.  In return, the Registrant issued to the Selling Shareholders warrants that permit them to purchase an aggregate number of shares of Tintic Gold Mining common stock equal to four tenths of one percent (0.4%) of the sum of (a) the number of outstanding shares of Tintic Gold Mining common stock upon the exercise date, less (b) the number of shares of Tintic Gold Mining common stock  outstanding on the date of exercise of the Warrant that were issued for cash to any person other than an affiliate of the Company.

On December 18, 2009 Ding Lieping purchased 1,400,000 shares of the Registrant’s common stock, representing 76% of the outstanding shares.  The purchase price was $280,000, which Mr. Ding paid in cash from his personal funds.  The shares were purchased from the Selling Shareholders.

Effective on the same date, pursuant to the Stock Purchase Agreement, Messrs. Christopoulos, Coltharp and Jack Coombs, the members of the Board of Directors of Tintic Gold Mining Company, elected Ding Lieping to serve as a member of the Board of Directors, and then Messrs. Christopoulos, Coltharp and Coombs resigned from their positions as members of the Board and officers of Tintic Gold Mining Company.  The new Board (i.e. Mr. Ding) then elected Ding Lieping to serve as Chief Executive Officer and Chief Financial Officer of Tintic Gold Mining Company.

Information regarding the new officer and director follows:

Ding Lieping.  Since 2006 Mr. Ding has been employed as Chairman and General Manager of Shanghai Tailor Steel Structure Company, which is involved in the manufacture and installation of structural steel in Shanghai and its environs.  Prior to organizing Shanghai Tailor Steel Structure Company, Mr. Ding had seven years of experience in the management of steel construction projects.  In 1989 Mr. Ding was awarded a bachelor degree with a concentration in Physics by Hangzhou Normal University.  He studied architecture through 1993 at the Shanghai Tongji University, and he earned a master’s degree in business administration at the Empresarial University of Costa Rica in 2009.  Mr. Ding is 42 years old.

Item 9.01

Financial Statements and Exhibits

Exhibits

10-a

Put and Call Agreement dated November 30, 2009 among Tintic Gold Mining Company, George Christopoulos, Hugh Coltharp, Jack Coombs and John Michael Coombs.

10-b

Form of Common Stock Purchase Warrant issued on December 18, 2009 to the Selling Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tintic Gold Mining Company

Dated:  December 18, 2009

By:  /s/ Ding Lieping

       Ding Lieping, Chief Executive Officer